Execution Version
SEVENTH AMENDMENT TO
NOTE PURCHASE AND PRIVATE SHELF AGREEMENT
This SEVENTH AMENDMENT TO NOTE PURCHASE AND PRIVATE SHELF AGREEMENT dated as of February 20, 2026 (this “Amendment”), is made by and among MGP Ingredients, Inc., a Kansas corporation (the “Company”), PGIM, Inc. (“Prudential”), and the holders of Notes (as defined in the below described Note Agreement) (the “Noteholders”) listed on the signature pages hereto.
PRELIMINARY STATEMENTS:
(1)The Company, Prudential and the Noteholders are parties to a Note Purchase and Private Shelf Agreement dated as of August 23, 2017 (as amended by the First Amendment to Note Purchase and Private Shelf Agreement dated as of February 14, 2020, the Second Amendment to Note Purchase and Private Shelf Agreement dated as of September 30, 2020, the Third Amendment to Note Purchase and Private Shelf Agreement dated as of January 25, 2021, the Fourth Amendment to Note Purchase and Private Shelf Agreement dated as of May 14, 2021, the Fifth Amendment to Note Purchase and Private Shelf Agreement dated as of August 31, 2023 and the Sixth Amendment to Note Purchase and Private Shelf Agreement dated as of April 24, 2025, the “Note Agreement”; capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Note Agreement); and
(2)The Company has requested, and Prudential and the Noteholders have agreed, to amend the Note Agreement as set forth in this Amendment in accordance with the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION 1.Amendments to Note Agreement. Subject to the terms and conditions set forth herein and in reliance upon the representations and warranties of the Company herein contained:

a)Schedule A.    Schedule A of the Note Agreement is hereby amended to add the following definition in appropriate alphabetical order:
““Penelope Acquisition” means the acquisition by Luxco, Inc. on May 31, 2023 of the Equity Interests of Penelope Bourbon LLC, a Delaware limited liability company, in accordance with the Equity Purchase Agreement, dated as of May 5, 2023, among Luxco, Inc., Penelope Bourbon LLC and the other parties party thereto.”
b)Section 10.1. Section 10.1(a) of the Note Agreement is hereby amended and restated in its entirety as follows:
“(a)     Consolidated Net Leverage Ratio. Permit the Consolidated Net Leverage Ratio as of the last day of any fiscal quarter to be greater than 4.00 to 1.00; provided that (i) if the

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aggregate consideration (including any earn-out obligation, purchase price adjustment or other contingent consideration with respect to the Penelope Acquisition) paid in connection with any Permitted Acquisition or the Penelope Acquisition, when taken together with the aggregate consideration for any previous Permitted Acquisitions since the Sixth Amendment Closing Date (or, in the case of the second Elevated Ratio Period (as defined below) hereunder, since the end of the first Elevated Ratio Period), is in excess of $25,000,000, then the Company shall have the right to elect to increase the maximum permitted Consolidated Net Leverage Ratio required to be maintained by this Section 10.1(a) to 4.50 to 1.00, which such increase shall be applicable (i) with respect to any such Permitted Acquisition (A) that is not a Limited Condition Transaction, for the fiscal quarter in which such acquisition is consummated and the three (3) consecutive quarterly test periods thereafter or (B) that is a Limited Condition Transaction, for purposes of determining compliance with this Section 10.1(a) on the LCT Test Date, for the fiscal quarter in which such Permitted Acquisition is consummated and for the three (3) consecutive quarterly test periods after which such Permitted Acquisition is consummated and (ii) solely with respect to the Penelope Acquisition, for the fiscal quarter in which any earn-out obligation, purchase price adjustment or other contingent consideration is paid in connection therewith and the three (3) consecutive quarterly test periods thereafter (each such period, an “Elevated Ratio Period”) so long as (A) there is at least one fiscal quarter end after the end of each Elevated Ratio Period at which the Consolidated Net Leverage Ratio is less than or equal to 4.00 to 1.00, (B) there shall be no more than one Elevated Ratio Period in effect at any given time, and (C) there shall be no more than two Elevated Ratio Periods after the Sixth Amendment Closing Date. Such election shall be made by the delivery of a written notice by the Company to the Purchasers making reference to this Section 10.1(a) and notifying the Purchasers of the Company’s exercise of this right on or prior to the date of the actual or required delivery of the certificate required by Section 7.2 for the fiscal quarter in which such acquisition is consummated (or, solely with respect to the Penelope Acquisition, the payment of any earn-out obligation, purchase price adjustment or other contingent consideration paid in connection with the Penelope Acquisition) or, with respect to a Limited Condition Transaction, at the time of election by the Company with respect to such Limited Condition Transaction under Section 10.17.”
Conditions to Effectiveness. This Amendment shall become effective on and as of the date (the “Amendment Effective Date”) on which Prudential and the Noteholders (or their counsel) shall have received the following, in each case which shall be in form and substance reasonably satisfactory to Prudential and the Noteholders:
(a)counterparts of this Amendment duly executed by the Company, Prudential and the Noteholders constituting the Required Holders;
(b)a written ratification in the form attached hereto, duly executed by each Guarantor, whereby each Guarantor ratifies, confirms and agrees that, following the effectiveness of this Amendment and the transactions contemplated hereunder, the Guaranty Agreement and each Guarantor’s obligations thereunder shall remain in full force and effect;

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(c)an executed copy of an amendment to the Credit Agreement, covering substantially the same matters as contained in this Amendment, duly executed and delivered by the parties thereto;
(d)such other documents and certificates as any Noteholder or its counsel may reasonably request relating to the organization, existence and good standing of the Company and the Guarantors, the authorization of this Amendment and any other legal matters relating to the Company or any Guarantor or the transactions contemplated hereby; and
(e)evidence that all fees and expenses of counsel to the Noteholders required to be paid by the Company in accordance with the terms of Section 15.1 of the Note Agreement and for which invoices have been presented to the Company at least two (2) Business Days prior to the anticipated closing date shall have been paid in full.
Representations and Warranties. To induce Prudential and the Noteholders to enter into this Amendment, the Company hereby represents and warrants as follows:
(a)(i) this Amendment has been duly executed and delivered on behalf of the Company, (ii) the execution and delivery by the Company of, and the performance of its obligations under, this Amendment (A) have been duly authorized by all necessary corporate action on the part of the Company and (B) will not (I) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, shareholders agreement or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected (but excluding any Lien created pursuant to a Security Document), (II) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (III) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary, and (iii) this Amendment constitutes the legal valid and binding obligation of the Company in accordance with its terms, except as such enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
(b)no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Amendment;
(c)since December 31, 2024, there has been no event or circumstance that has had or would be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;
(d)the representations and warranties made by the Company contained in the Note Agreement, and the representations and warranties made by each Note Party in each other Note Document, are true and correct on and as of the date hereof as though made as of the date hereof, except for such representations and warranties (i) as are by their express terms limited to a specific date, in which case such representations and warranties

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were true and correct as of such specific date, and (ii) as are no longer true and correct on the date hereof solely as a result of a transaction occurring after the Series A Closing Day and that was made in compliance with the provisions of the Note Agreement; and
(e) as of the date hereof, both before and immediately after giving effect to the terms of this Amendment, no Default or Event of Default has occurred and is continuing.
SECTION 4.Effect on the Note Agreement.
(a)Each Note Document, after giving effect to this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed, except that, on and after the effectiveness of this Amendment, each reference in each of the Note Documents to the Note Agreement or words of like import referring to the Note Agreement shall mean and be a reference to the Note Agreement after giving effect to this Amendment.
(b)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment, consent, modification or waiver of any term or condition of, or right, power or remedy of any Noteholder under, any of the Note Documents.
(c)        Each party hereto hereby agrees that this Amendment shall be a “Note Document”.
Costs, Expenses. The Company agrees to pay all costs and expenses of the Noteholders in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the fees and expenses of counsel for the Noteholders) in accordance with the terms of Section 15.1 of the Note Agreement.
Execution in Counterparts. This Amendment may be executed (including by electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system) in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment. The execution and delivery of this Amendment shall be deemed to include electronic signatures on electronic platforms approved by the Noteholders, which shall be of the same legal effect, validity or enforceability as delivery of a manually executed signature, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, upon the request of any party hereto, such facsimile transmission or electronic mail transmission shall be promptly followed by the original thereof.
Governing Law. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-

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LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized, to be effective as of the Amendment Effective Date.
COMPANY:
MGP INGREDIENTS, INC.

By: /s/ Brandon Gall
Name: Brandon Gall
Title: Chief Financial Officer and Treasurer
PRUDENTIAL:
PGIM, Inc.

By:
            Vice President
    Signature Page to
Seventh Amendment to
Note Purchase and Private Shelf Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized, to be effective as of the Amendment Effective Date.
COMPANY:
MGP INGREDIENTS, INC.

By:
Name: Brandon Gall
Title: Chief Financial Officer and Treasurer
PRUDENTIAL:
PGIM, Inc.

By: /s/ Jason Hartman
    Vice President

    Signature Page to
Seventh Amendment to
Note Purchase and Private Shelf Agreement

NOTEHOLDERS:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
By: PGIM, Inc., as investment manager

By: /s/ Jason Hartman
    Vice President
THE PRUDENTIAL LIFE INSURANCE COMPANY, LTD.
By:      PGIM Japan Co., Ltd., as Investment Manager
By:     PGIM, Inc., as Sub-Adviser

By: /s/ Jason Hartman
    Vice President
PRUDENTIAL LEGACY INSURANCE COMPANY OF NEW JERSEY

By: PGIM, Inc., as investment manager

By: /s/ Jason Hartman
Vice President

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
By: PGIM Private Placement Investors, L.P. (as Investment Advisor)
By: PGIM Private Placement Investors, Inc. (as its General Partner)

    By: /s/ Jason Hartman
        Vice President
    Signature Page to
Seventh Amendment to
Note Purchase and Private Shelf Agreement

    Guarantor Ratification

Each of the undersigned hereby ratifies and affirms its obligations, and confirms its continued liability, under the Guaranty Agreement and each other Note Document to which it is a party, and agrees that the Guaranty Agreement and each other such Note Document is and shall remain in full force and effect in all respects after giving effect to the Seventh Amendment to Note Purchase and Private Shelf Agreement dated as of February 20, 2026 (the “Amendment”), by and among MGP Ingredients, Inc., a Kansas corporation, and the purchasers listed on the signature pages thereto (collectively, the “Noteholders”), and shall continue to exist and apply to all of the Guaranteed Obligations (as defined in the Guaranty Agreement), including as such Guaranteed Obligations may be increased as a result of the Amendment. The foregoing ratification and affirmation is in addition to and shall not limit, derogate from or otherwise affect any provisions of the Guaranty Agreement. From and after the effectiveness of the Amendment, each reference in the Guaranty Agreement and the other documents delivered in connection therewith, to the Note Agreement or words of like import referring to the Note Agreement shall mean and be a reference to the Note Agreement after giving effect to the Amendment. Capitalized terms not otherwise defined herein shall have the same meanings as used in the Amendment. Each party hereto hereby agrees that this Guarantor Ratification shall be a “Note Document”.

This Guarantor Ratification may be executed (including by electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system) in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Guarantor Ratification by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Guarantor Ratification. The execution and delivery of this Guarantor Ratification shall be deemed to include electronic signatures on electronic platforms approved by the Noteholders, which shall be of the same legal effect, validity or enforceability as delivery of a manually executed signature, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, upon the request of any party hereto or any Noteholder, such facsimile transmission or electronic mail transmission shall be promptly followed by the original thereof.
THIS GUARANTOR RATIFICATION SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.
[Signature Page Follows]

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GUARANTORS:
MGPI PROCESSING, INC., a Kansas corporation

By: /s/ Brandon Gall
Name:     Brandon Gall
Title: Chief Financial Officer and Treasurer

MGPI PIPELINE, INC., a Kansas corporation
By: /s/ Brandon Gall
Name:     Brandon Gall
Title: Chief Financial Officer and Treasurer

MGPI OF INDIANA, LLC, a Delaware limited liability company

By: /s/ Brandon Gall
Name:     Brandon Gall
Title: Chief Financial Officer and Treasurer

LMX, LLC, a Nevada limited liability company

By: /s/ Brandon Gall
Name:     Brandon Gall
Title: Chief Financial Officer and Treasurer

LUXCO, INC., a Missouri corporation

By: /s/ Brandon Gall
Name:     Brandon Gall
Title: Chief Financial Officer and Treasurer

    Guarantor Ratification of Seventh Amendment to
Note Purchase and Private Shelf Agreement